Exhibit 99.1

Agilent Reports Fourth-Quarter and Fiscal Year 2022 Financial Results
Outstanding fourth quarter caps off another strong year of performance in 2022

Fourth-quarter fiscal year 2022

•Revenue of $1.85 billion represents 11% reported growth year-over-year; and up 17% on a core(1) basis.
•GAAP net income of $368 million with earnings per share (EPS) of $1.23, down 15% from the fourth quarter of 2021.
•Non-GAAP(2) net income of $456 million with EPS of $1.53, up 26% from the fourth quarter of 2021.

Fiscal year 2022

•Fiscal year 2022 revenue of $6.85 billion delivers 8% reported growth and a 12% increase in core(1) revenue over fiscal year 2021.
•Full-year GAAP net income of $1.254 billion with EPS of $4.18, up 6% from fiscal year 2021.
•Non-GAAP(2) net income of $1.565 billion with EPS of $5.22, up 20% from fiscal year 2021.

Fiscal year 2023 and first quarter outlook

•Fiscal year 2023 revenue expected in the range of $6.90 billion to $7.00 billion, representing reported growth of 0.8% to 2.2% and core(1) growth of 5.0% to 6.5%. Fiscal year 2023 non-GAAP(3) earnings guidance is expected in the range of $5.61 to $5.69 per share.
•Fiscal first-quarter revenue guidance of $1.68 billion to $1.70 billion, representing reported growth of 0.4% to 1.6% and core(1) revenue growth of 6.8% to 8.0%. Fiscal first-quarter non-GAAP(3) earnings guidance is expected in the range of $1.29 to $1.31 per share.

SANTA CLARA, Calif., Nov. 21, 2022 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.85 billion for the fourth quarter ended Oct. 31, 2022, an increase of 11% compared to the fourth quarter of 2021 and up 17% on a core(1) basis. Revenue for the full year was $6.85 billion, delivering 8% reported growth and core(1) growth of 12%.
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Fourth-quarter GAAP net income was $368 million, or $1.23 per share. This compares with $442 million, or $1.45 per share, in the fourth quarter of fiscal year 2021. Non-GAAP(2) net income was $456 million, or $1.53 per share during the quarter, compared with $368 million or $1.21 per share during the fourth quarter a year ago.

For the full year, GAAP net income was $1.254 billion or $4.18 per share, up 6% from fiscal year 2021. Non-GAAP(2) net income was $1.565 billion or $5.22 per share, up 20% from fiscal year 2021.

“Agilent had another excellent year, capping off 2022 with an outstanding fourth quarter,” said Mike McMullen, Agilent president and CEO. “The Agilent team delivered double digit core revenue growth in each of our business groups in FY 2022. Our track record of strong execution and broad-based strength across our portfolio sets us up well as we look forward to a new fiscal year.”

Financial Highlights

In the first quarter of 2022, Agilent implemented certain changes to its segment reporting structure. Prior period segment information has been recast to reflect these changes. These changes have no impact on Agilent’s consolidated financial statements.

Life Sciences and Applied Markets Group

The Agilent Life Sciences and Applied Markets Group (LSAG) posted fourth-quarter revenue of $1.12 billion, representing year-over-year reported growth of 16% (up 22% on a core(1) basis). LSAG’s operating margin for the quarter was 32.7%. Full-year revenue of $4.01 billion grew a reported 9% over last year (up 13% on a core(1) basis). LSAG’s operating margin for the year was 29.6%.

Agilent CrossLab Group

The Agilent CrossLab Group (ACG) posted fourth-quarter revenue of $381 million, representing year-over-year reported growth of 7% (up 14% on a core(1) basis). ACG’s operating margin for the quarter was 27.4%. Full-year revenue of $1.45 billion grew a reported 7% over last year (up 11% on a core(1) basis). ACG’s operating margin for the year was 25.5%.

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Diagnostics and Genomics Group

The Diagnostics and Genomics Group (DGG) generated fourth-quarter revenue of $352 million, up a reported 3% year over year (up 8% on a core(1) basis). DGG posted operating margins of 19.5%. Full-year revenue was $1.39 billion, which was up a reported 7% year over year (up 10% on a core(1) basis). DGG’s operating margin for the year was 21.7%.

Full Year and First-Quarter Outlook
Full-year revenue is expected to be in the range of $6.90 billion to $7.00 billion, representing reported growth of 0.8% to 2.2% and core(1) growth of 5.0% to 6.5%. Full-year non-GAAP(3) EPS is expected to be in the range of $5.61 to $5.69 per share.

The outlook for first-quarter revenue is expected to be in a range of $1.68 billion to $1.70 billion, representing reported growth of 0.4% to 1.6% and core(1) revenue growth of 6.8% to 8.0%. First-quarter non-GAAP(3) earnings guidance is expected to be in the range of $1.29 to $1.31 per share.

The outlook is based on October 31, 2022, currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s fourth-quarter and fiscal year 2022 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q4 2022 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in the life sciences, diagnostics, and applied chemical markets, delivering insight and innovation that advance the quality of life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.85 billion in fiscal 2022 and employs 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn, Twitter and Facebook.

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Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, and non-GAAP earnings guidance for Q1 and fiscal year 2023 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2022. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q4 fiscal year 2022 and full fiscal year 2022 are set forth on pages 6 and 7 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q1 fiscal year 2023 and full fiscal year 2023 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, business exit and divestiture costs, pension settlement loss, loss on extinguishment of debt and net loss (gain) on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q1 fiscal year 2023 and full fiscal year 2023 exclude primarily the impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $36 million per quarter.

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Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com
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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2022	2021	2022	2021

Net revenue	$1,849	$1,660	$6,848	$6,319

Costs and expenses:
Cost of products and services	837	760	3,126	2,912
Research and development	119	116	467	441
Selling, general and administrative	422	389	1,637	1,619
Total costs and expenses	1,378	1,265	5,230	4,972

Income from operations	471	395	1,618	1,347

Interest income	5	1	9	2
Interest expense	(23)	(21)	(84)	(81)
Other income (expense), net	2	73	(39)	92

Income before taxes	455	448	1,504	1,360

Provision for income taxes	87	6	250	150

Net income	$368	$442	$1,254	$1,210

Net income per share:
Basic	$1.24	$1.46	$4.19	$3.98
Diluted	$1.23	$1.45	$4.18	$3.94

Weighted average shares used in computing net income per share:
Basic	296	303	299	304
Diluted	298	305	300	307

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,053	$1,484
Short-term investments	—	91
Accounts receivable, net	1,405	1,172
Inventory	1,038	830
Other current assets	282	222
Total current assets	3,778	3,799

Property, plant and equipment, net	1,100	945
Goodwill and other intangible assets, net	4,773	4,956
Long-term investments	195	185
Other assets	670	820
Total assets	$10,516	$10,705

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$580	$446
Employee compensation and benefits	455	493
Deferred revenue	461	441
Short-term debt	36	—
Other accrued liabilities	329	328
Total current liabilities	1,861	1,708

Long-term debt	2,733	2,729
Retirement and post-retirement benefits	97	220
Other long-term liabilities	536	659
Total liabilities	5,227	5,316

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 295 million shares at October 31, 2022 and 302 million shares at October 31, 2021, issued and outstanding	3	3
Additional paid-in-capital	5,325	5,320
Retained earnings	324	348
Accumulated other comprehensive loss	(363)	(282)
Total stockholders' equity	5,289	5,389
Total liabilities and stockholders' equity	$10,516	$10,705

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,
	2022	2021
Cash flows from operating activities:
Net income	$1,254	$1,210
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	317	321
Share-based compensation	125	110
Deferred taxes	8	14
Excess and obsolete inventory related charges	24	29
Loss on extinguishment of debt	9	17
Asset impairment charges	—	2
Net loss (gain) on equity securities	67	(98)
Change in fair value of contingent consideration	(25)	(21)
Other non-cash expenses, net	11	3
Changes in assets and liabilities:
Accounts receivable, net	(321)	(128)
Inventory	(248)	(136)
Accounts payable	121	64
Employee compensation and benefits	(22)	112
Other assets and liabilities	(8)	(14)
Net cash provided by operating activities (a)	1,312	1,485

Cash flows from investing activities:
Investments in property, plant and equipment	(291)	(188)
Proceeds from sale of property, plant and equipment	—	1
Proceeds from sale of equity securities	22	12
Payment to acquire equity securities	(13)	(22)
Payment in exchange for convertible note	(4)	(5)
Acquisition of businesses and intangible assets, net of cash acquired	(52)	(547)
Net cash used in investing activities	(338)	(749)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	58	55
Payment of taxes related to net share settlement of equity awards	(67)	(76)
Treasury stock repurchases	(1,139)	(788)
Payment of dividends	(250)	(236)
Issuance of senior notes and long-term loan	600	848
Debt issuance costs	—	(7)
Repayment of senior notes	(609)	(417)
Proceeds from commercial paper	1,295	1,647
Repayment of commercial paper	(1,260)	(1,722)
Net cash used in financing activities	(1,372)	(696)

Effect of exchange rate movements	(36)	3

Net increase (decrease) in cash, cash equivalents and restricted cash	(434)	43

Cash, cash equivalents and restricted cash at beginning of period	1,490	1,447

Cash, cash equivalents and restricted cash at end of period	$1,056	$1,490

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,053	$1,484
Restricted cash, included in other assets	3	6
Total cash, cash equivalents and restricted cash	$1,056	$1,490

(a) Cash payments included in operating activities:
Income tax payments, net	$279	$211
Interest payments	$85	$76

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2022		2021		2022		2021
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$368	$1.23	$442	$1.45	$1,254	$4.18	$1,210	$3.94
Non-GAAP adjustments:
Asset impairments	—	—	—	—	—	—	2	0.01
Intangible amortization	42	0.14	51	0.17	191	0.64	194	0.63
Transformational initiatives	9	0.03	5	0.02	30	0.10	37	0.12
Acquisition and integration costs	6	0.02	9	0.03	25	0.08	41	0.13
Change in fair value of contingent consideration	—	—	(21)	(0.07)	(25)	(0.08)	(21)	(0.07)
Business exit and divestiture costs	—	—	1	—	7	0.02	5	0.02
Pension settlement loss	4	0.01	1	—	4	0.01	1	—
Loss on extinguishment of debt	—	—	—	—	9	0.03	17	0.06
Net loss (gain) on equity securities	5	0.02	(73)	(0.24)	63	0.21	(92)	(0.30)
Other	10	0.03	2	0.01	12	0.04	9	0.02
Adjustment for taxes (a)	12	0.05	(49)	(0.16)	(5)	(0.01)	(71)	(0.22)
Non-GAAP net income	$456	$1.53	$368	$1.21	$1,565	$5.22	$1,332	$4.34

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2022, management used a non-GAAP effective tax rate of 14.12% and 14.00%, respectively. For the three months and year ended October 31, 2021, management used a non-GAAP effective tax rate of 13.00% and 14.25%, respectively.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, business exit and divestiture costs, pension settlement loss, loss on extinguishment of debt and net loss (gain) on equity securities.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Business exit and divestiture costs include costs associated with business divestitures.

Pension settlement loss relates to the relief of the US Retirement Plan pension obligation due to increased lump sum payouts over a specified accounting threshold.

Loss on extinguishment of debt for the year ended October 31, 2022 relates to the net loss recorded on the redemption of the $600 million outstanding 3.875% 2023 senior notes due on July 15, 2023, called on April 4, 2022 and settled on May 4, 2022. For the year ended October 31, 2021, it relates to the net loss recorded on the redemption of the $100 million of the $400 million outstanding 3.2% 2022 senior notes due on October 1, 2022, called on December 22, 2020 and settled on January 21, 2021 and the net loss recorded on the redemption of the remaining $300 million called on March 5, 2021 and settled on April 5, 2021.

Net loss (gain) on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Other includes certain legal costs and settlements, special compliance costs and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q4'22	Q4'21
Revenue	$1,116	$962
Gross Margin, %	60.6%	59.9%
Income from Operations	$365	$276
Operating margin, %	32.7%	28.7%

Diagnostics and Genomics Group

	Q4'22	Q4'21
Revenue	$352	$341
Gross Margin, %	51.0%	52.5%
Income from Operations	$69	$71
Operating margin, %	19.5%	20.8%

Agilent CrossLab Group

	Q4'22	Q4'21
Revenue	$381	$357
Gross Margin, %	48.6%	48.3%
Income from Operations	$104	$94
Operating margin, %	27.4%	26.3%

Year-over-Year

Life Sciences and Applied Markets Group

	FY22	FY21
Revenue	$4,007	$3,663
Gross Margin, %	60.2%	60.2%
Income from Operations	$1,186	$1,017
Operating margin, %	29.6%	27.8%

Diagnostics and Genomics Group

	FY22	FY21
Revenue	$1,389	$1,296
Gross Margin, %	53.5%	52.8%
Income from Operations	$301	$273
Operating margin, %	21.7%	21.0%

Agilent CrossLab Group

	FY22	FY21
Revenue	$1,452	$1,360
Gross Margin, %	47.6%	46.8%
Income from Operations	$370	$323
Operating margin, %	25.5%	23.8%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration and business exit and divestiture costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'22	Q4'21	Year-over-Year % Change

Life Sciences and Applied Markets Group	$1,116	$962	16%
Diagnostics and Genomics Group	352	341	3%
Agilent CrossLab Group	381	357	7%
Agilent	$1,849	$1,660	11%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q4'22	Q4'21	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$1,114	$962	16%	22%	-6 ppts	$(58)
Diagnostics and Genomics Group	352	341	3%	8%	-5 ppts	(18)
Agilent CrossLab Group	381	357	7%	14%	-7 ppts	(27)
Agilent (Core)	$1,847	$1,660	11%	17%	-6 ppts	$(103)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	FY22	FY21	Year-over-Year % Change

Life Sciences and Applied Markets Group	$4,007	$3,663	9%
Diagnostics and Genomics Group	1,389	1,296	7%
Agilent CrossLab Group	1,452	1,360	7%
Agilent	$6,848	$6,319	8%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	FY22	FY21	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$4,005	$3,663	9%	13%	-4 ppts	$(127)
Diagnostics and Genomics Group	1,379	1,296	6%	10%	-4 ppts	(44)
Agilent CrossLab Group	1,452	1,360	7%	11%	-4 ppts	(59)
Agilent (Core)	$6,836	$6,319	8%	12%	-4 ppts	$(230)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current year currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.
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